YELLOW ROADWAY CORPORATION

Moderator: Steve Bruffett

03-08-05/3:30 p.m. CT

Confirmation #7574414

YELLOW ROADWAY CORPORATION

Moderator: Steve Bruffett

March 8, 2005

3:30 p.m. CT

Steve Bruffett: Good afternoon. I’m Steve Bruffett with Yellow Roadway Corporation and thanks to you hearty souls who made it out here in person. It is a Chamber of Commerce Day here in New York, and we’re proud to be a part of it.

Welcome to the Yellow Roadway and USF Corporation Analyst Meeting. This presentation and Webcast – this presentation and Q&A session will be Webcast, so when we get to the Q&A session, I’d ask that you speak into a microphone so that those who are listening in can hear the question as well as the responses.

There will be some forward-looking comments in our presentation today, and we’d encourage you to look at the last slide of the presentation which is also available on the Internet for further disclosures regarding forward-looking statements and risk factors associated with this transaction.

To my left are Bill Zollars, the Chairman, President, and CEO of Yellow Roadway Corporation. Tom Bergmann is sitting next to him, who’s the Acting CEO of USF Corporation. And on the far left is Jim Staley – my left, your right – Jim Staley, President of Yellow Roadway regional group of companies. And with that, I’ll turn it over to Bill Zollars for the presentation.

YELLOW ROADWAY CORPORATION

Moderator: Steve Bruffett

03-08-05/3:30 p.m. CT

Confirmation #7574414

Bill Zollars: Thanks, Steve. You know, we had this scheduled for about a week ago, and the weather got too bad. So we came back and did it today, which is rather ironic. We’re only interested in acquiring companies that have blue and orange logos, in case you haven’t noticed that. I’m going to give you a – kind of a quick overview of this combination, and then we’re going to take some time to do Q&A.

The strategic rationale for the combination is we think pretty compelling. It does give us the opportunity to combine two very strong brands in the marketplace and puts us in a position with the scale that we will have to compete with virtually anyone. It also gives us a complete comprehensive portfolio across the board with now next-day service capability across the U.S. And that’s something that was missing from our previous portfolio and has made it really important as we go forward if we’re going to reach our long-term goal of being a leading transportation services company.

So that combination of the portfolio that Roadway and Yellow Transportation had with the comprehensive next-day service is a real strong combination. And then finally, there are significant synergies available as part of this deal. We’ll talk a little bit later about that, but $150 million worth of cost synergy available in the first few years, which really drives accretion to a, you know, pretty significant level.

We’re going to be able to do all this and maintain a strong balance sheet. We’ll talk to you a little bit about that balance sheet later on. And we think there’s tremendous shareholder opportunity for both companies as we go through this acquisition.

In terms of scale, you can see here the USF and Yellow Roadway combination gives us a company that’s about ten billion in revenue, six billion in combined assets, and over 70,000 employees, 25,000 trucks, and lots of trailers in over 1,000 locations worldwide. So this really

YELLOW ROADWAY CORPORATION

Moderator: Steve Bruffett

03-08-05/3:30 p.m. CT

Confirmation #7574414

does change the dynamics for the company and put us in a position to compete with virtually anybody in this space.

This is an interesting chart because I think it shows you the balance of services that we’ll be able offer customers. Twenty-nine percent of our business will be next-day after the acquisition of USF. Another 29 percent is second-day, 22 percent in the third-day market, and then beyond that, we have international business, expedited business, and some other things.

So this is a very well-balanced portfolio of services as a combined company. It does combine that next-day service nationwide with the extensive networks we have in place at both Roadway and – Roadway Express and Yellow Transportation, and then the opportunity to accelerate the growth of premium services across all of the companies.

A couple of other pieces to the USF portfolio that are very valuable – one is the truckload business, Glen Moore. We’re going to combine that with our truckload brokerage service that we’ve developed at Meridian IQ, and we think the combination there provides a lot of potential going forward.

We also have the opportunity to put together complementary services between Meridian IQ and USF Logistics. You can see on the chart here that those services are complementary to a very large extent. In addition, there will be synergy opportunities here as we bring these two companies together, as well. This also does give us the ability to strengthen our global network and to provide really end-to-end shipment capability from anywhere in the world to the U.S.

Synergy is a big part of this – the attractiveness of this combination, and the synergy areas really do combine the leverage and core strengths of both companies. There are best practices that we can share among the companies. We also have the opportunity here for a very cohesive labor

YELLOW ROADWAY CORPORATION

Moderator: Steve Bruffett

03-08-05/3:30 p.m. CT

Confirmation #7574414

strategy which we’ve been – been working on and also has been in place at USF for some time now. So it’s a matter of bringing that labor strategy together and then executing it effectively.

There’s a lot of top opportunity for technology synergy here, both in terms of the infrastructure required as well as in terms of the software development. The concept of doing it once and using it multiple times is something we’ve talked about before in terms of the Yellow Roadway combination, and it’ll be used here, as well.

And we have an opportunity really to leverage a technology investment by combining these companies. There’s also an opportunity on the purchasing side to use leverage there. Now that we’re a $10 billion company, we have significantly more leverage even than we had when we were at six-and-a-half billion. And then finally, the support functions – we can eliminate redundancy and again go back to the best practice approach there to take cost out.

We tried to quantify some of the synergy opportunity available here, and as you can see, it takes about $20 million of cost synergy to make this deal accretive in the first 12 months. We expect $40 million in cost synergy in that 12-month span, and we believe that we will exit the year at an $80 million run rate and have about $80 million in synergy in year two. Longer-term, as I mentioned, 150 million of cost synergies we think very realistically available to us.

And probably one of the most important aspects of this deal is it will be accretive within the first 12 months after acquisition. And we will be able to earn in excess of our cost of capital in that 12-month period. Cost of capital for us is about 10 percent.

Just a quick comment on the balance sheet, you can see here that we’re going to be able to get our balance sheet back in kind of what we refer to as the sweet spot very quickly here. By the end of 2006, we should be back into that kind of thirties range in terms of debt to cap, which is

YELLOW ROADWAY CORPORATION

Moderator: Steve Bruffett

03-08-05/3:30 p.m. CT

Confirmation #7574414

really our preferred position. And we talked about in the past the opportunity here to buy back stock, and let me just talk about that for a second.

This deal, as you all know, was a 50/50 deal cash and stock. One of the reasons for that was to make it a tax-free deal to the USF shareholders. But the other reason we did that was because the USF Board felt that there was such tremendous power in the synergy story here that they would prefer more stock rather than less.

The optimal capital structure for us is probably more in the 60/40 range in terms of 60 percent cash – 40 percent stock. So we will be buying back stock most likely after the close somewhere in the neighborhood of $150 million to $200 million just to get our capital structure in the best possible shape.

As I said at the beginning, this is a situation where opportunity has knocked a second time, we feel. We’ve had some pretty good success over the last few years. We learned a lot from the coming together of the Roadway and Yellow companies, and that gives us some experience to draw from as we start to put together Yellow Roadway with USF.

As sort of a byproduct of really good execution and we think a good strategy, we have created significant shareholder value here in the past several years. In some ways, it is different, though. And I want to just point out a couple of those differences between this acquisition and the – and the acquisition of Roadway. Maintaining separate brands will be one of the consistent themes of the – of the two acquisitions.

Early on in the Roadway situation, we described that we were going to do as little as possible to impact the customer interface, with the idea being that if you don’t create a customer trigger event, your customers will stay with you. Well, that’s turned out to be exactly the case in the Yellow Roadway merger.

YELLOW ROADWAY CORPORATION

Moderator: Steve Bruffett

03-08-05/3:30 p.m. CT

Confirmation # 7574414

The same approach is going to be taken with USF. We’re not going to do anything there to impact the customer interface, because we want to hang on to those customers and continue to grow those brands.

We are going to have significant synergies available. And again, that’s a common theme from the two mergers. We said $300 million of cost synergy would be available in the Roadway acquisition. We got $100 million last year. We’re well on our way to the second $100 million there, and we still think $300 million is very doable.

And as I’ve mentioned, on the USF side, we think $150 million is a doable number. And we should get $40 million of that in the first 12 months.

One of the differences between the two transactions is the service overlap. You’ll recall that early on, there was a lot of concern with the Yellow Roadway merger on customer and service overlap, where we basically had similar portfolios of services. And even though the customer overlap was only about 15 percent, the service overlap was pretty significant.

In this situation, the service overlap is minimal. As you all know, I think USF is focused on next-day as their core business. That’s a service that Yellow Roadway hasn’t offered until recently, and only recently Yellow Transportation started off that service in a small geographic area in the Midwest.

So, the service overlap here is virtually nonexistent.

Customer overlap is limited. And geographic overlap, although it’s significant, again, because there is no service overlap or very little, there is no issue there.

YELLOW ROADWAY CORPORATION

Moderator: Steve Bruffett

03-08-05/3:30 p.m. CT

Confirmation # 7574414

And then experience – experience and committed operating management. That was really important in the Roadway deal. It was really important to have Jim Staley continue to lead the Roadway organization. Jim has played a major role in making this a successful company.

And I think the operating management at USF is also going to be critical to the long-term success there.

We’ve got great people at USF, one of them right here in Tom Bergmann. And I think as we go forward, they’re going to be responsible for really accelerating the performance of USF.

So there are some things that are the same. There are some things that are a little bit different in those two acquisitions.

This will be the portfolio brands of the new company. And as you can see, it’s a pretty extensive portfolio. We will be moving New Penn in with the USF regional companies under Jim Staley’s leadership. Meridian IQ and USF Logistics will come together. And there are some real opportunities there for complementary services, as I’ve mentioned, and also some great opportunities for synergy.

And then USF Glen Moore, which is a great asset, that will also be under Jim Staley’s leadership.

So, that’s the portfolio of brands as we go forward here.

The management team is on the screen here. The only changes besides moving Jim into the position of leadership for the regional companies, is that Bob Stull will now report directly to me. He had been reporting to Jim.

YELLOW ROADWAY CORPORATION

Moderator: Steve Bruffett

03-08-05/3:30 p.m. CT

Confirmation # 7574414

Jim Ritchie will lead the combined logistics company of Meridian IQ and USF Logistics. And Mike Smid has played a key role, as well, in the company over the last few years, as we’ve gone after the synergies between Yellow and Roadway.

Mike has been the chief integration officer. He will continue to do that and will pick up the responsibility for the integration at USF. He also runs enterprise services, which is the place where we have the combined support functions that support all of our operating companies. So, Mike will continue to be a key part of the management team and the leadership team going forward.

The transaction itself – I think you all know the details here, but about $1.37 billion, enterprise value of $1.47 billion. USF shareholders can elect either cash or stock. At the end of the day, it’ll be prorated so that we have a 50-50 deal. But they can get either $45 in cash, or ..90 exchange ratio for stock.

The total cash contribute or cash consideration, $639 million, as it says on the screen. And it will be tax-free to the USF shareholders.

Next step is to start to file the paperwork. We’ll get all that done by April 1st, get shareholder approval from both companies, obtain regulatory approval, and then close the transaction sometime this summer.

I’m not going to read the forward-looking statements. You can memorize that later.

I think, kind of back to where we started, we really do think this is a situation where opportunity has knocked twice. We have a lot of enthusiasm around the addition of a portfolio that gives us comprehensive next-day service, and also a lot of enthusiasm about our ability to go get that $150 million of synergy.

YELLOW ROADWAY CORPORATION

Moderator: Steve Bruffett

03-08-05/3:30 p.m. CT

Confirmation # 7574414

So with that, I will stop and would be happy to answer any questions you have.

Greg	Burns: Hi.

Bill	Zollars: Hey, Greg.

Greg	Burns: Can you – I noticed you had mentioned the union, non-union dispute. My guess is that you’re probably talking to the union.

What are your most likely options, and should we be concerned that the low-cost, non-union cost structure gets affected, so whatever your solution, that you end up raising your operating costs in the regions?

Bill Zollars: Yes, I think that, you know, we’ve had a couple of meetings now with the Teamsters. And Tom and I and Jim went up and met with Jim Hoffa yesterday, and met with his team. And I think they’re very encouraged about this acquisition.

We are in the process of sort of finalizing our labor strategy. But at the end of the day, most of the employees at USF will be members of the IBT. They are today, frankly.

You’ve	got Holland, which is, you know, a company that falls in under the National Master Freight Agreement. And then we’ve got some white paper agreements at both Bestway and at Reddaway.

So,	the vast majority of the employees are IBT members today, and they will be going forward.

YELLOW ROADWAY CORPORATION

Moderator: Steve bruffett

03-08-05/3;30 p.m. CT

Confirmation # 7574414

We think that the ability to get these companies back into the low 90s operating ratio is certainly something that we would expect to happen over the next several years. Part of that is going to be a really good, solid labor strategy, along with continuing to focus on growth.

But, you know, I’ll turn it over to Tom and Jim. They might want to comment on the labor situation.

James	Ritchie: Well, right now, it’s Tom’s issue.

Tom	Bergmann: As Bill said, we’ll just continue the discussions as we go forward, and continue to work on the labor strategy over the course of the next few months.

Greg	Burns: And just a follow-up on the regionals. ((inaudible)) has always run with a great O.R. But the USF O.R. has really deteriorated recently.

What – other than – other than synergies, where your track record is good, what gives you the confidence that, again, FedEx Freight and some tough competitors, you can see the kind of low O.R.’s you’re looking for?

Bill	Zollars: Well, I think that part of the answer is that these are great brands, and they’ve been around for a long time. They’ve got a lot of brand equity.

The other thing is, as part of the due diligence process, we got a chance to kind of look over Tom’s shoulder and look at some of the plans they already had, either on the drawing board, or had already started to execute. And that gave us a lot of confidence that, you know, even if this deal had not happened, that USF was well on the way to recovery.

Tom, you might want to add to that.

YELLOW ROADWAY CORPORATION

Moderator: Steve Bruffett

03-08-05/3:30 p.m. CT

Confirmation #7574414

Tom Bergmann: Yes. I’ve talked a lot in the past about our initiatives at USF regarding Team One and improving our productivity, as well as our revenue-enhancing opportunities. And, you know, we continue to make good progress against all those initiatives, whether it’s in the area of procurement or labor or network efficiency design.

So, those plans that we had under way, we’ll continue to execute against. And I really think that this merger here, and bringing in more of the best practices and some of the technology that we didn’t have today in USF, gives us an opportunity, really, to accelerate our growth and accelerate our profitability as we move forward together with Yellow Roadway.

Greg Burns: Great. Thanks.

Bill Zollars: Thanks, Greg.

Male: Can you talk a little bit about the timing of that $150 to 200 million buyback ((inaudible))?

Bill Zollars: Yes, I think it would likely occur after close. You get a lot of advice from lawyers in deals like this. And we’ve got about five different pieces of advice. But I think, to be safe, that would probably be when it would start. And as I said, probably in the $150 to $200 million range.

Male: And how quickly do you think ((inaudible))?

Bill Zollars: Well, it would depend, you know, on liquidity, trading volume and, you know, at what price we decided to start the buyback. It’d depend on a lot of things, really market timing.

Male: Hey, Bill.

YELLOW ROADWAY CORPORATION

Moderator: Steve Bruffett

03-08-05/3:30 p.m. CT

Confirmation # 7574414

Bill Zollars: Hey.

Male: A hundred and fifty million, when you look at that, synergies can mean a lot of things. And on their LTL run rate right now, that’s 700 basis point a margin. That implies getting back to places they’ve probably never been.

And my question to you is, how much of that is cost? How much of that is a sense that you can return them back to operating metrics, productivity-wise, where they’ve been or beyond? And how much of that has to do with the economy?

In other words, do you expect to see those 700 basis points, regardless of the economy, at some point?

Bill Zollars: Yes, we do. And it’s all cost. And we don’t have anything in there like, you know, one-time real estate sales or anything like that.

It falls into some fairly big buckets. We’ve got what I would call kind of the corporate overhead piece, where we’ve got functions that any corporation has to have, that we don’t need when USF becomes part of Yellow Roadway. So there’s that piece.

There’s a big piece – procurement and purchasing leverage, that will bring millions of dollars.

We’ve also got a piece that will be technology-oriented, you know, just in terms of the infrastructure to support systems, as well as software development, as I said.

And then there’s stuff that you probably would throw into the category called network optimization and best practices sharing. And that could be anything from a best practice that may exist in New

YELLOW ROADWAY CORPORATION

Moderator: Steve Bruffett

03-08-05/3:30 p.m. CT

Confirmation # 7574414

Penn that would be transferable to the USF companies, to technology that may exist at Yellow Transportation or Roadway Express.

So, those are the kinds of buckets that we’re talking about. Nothing risky. Nothing one-time. But we really do believe that, at the end of the day, the USF companies ought to operate at that kind of a 90 O.R. level.

Male: Well if you get the 150, you’d be below – substantially below that. But if you looked at those buckets, corporate overhead, procurement, technology network is there one or two that you would expect to see more of the synergies or fairly even across the bucket?

Bill Zollars: No, I think in terms of how quickly they come there’s a difference, but I think they’re all pretty big buckets. You know, procurement purchasing usually can come a little bit more quickly than network optimization, for example. But I think they’re all big buckets. And when you think about the $150 million bucket, you know, each one of those is tens of millions of dollars.

Male: When I look at USF, they’ve always broken out their corporate expenses, and the total is around 30 and it has been as low as five or six last time they peaked in earnings. So I’m guessing that – is there something beyond that 30 that you could take out? Or is that kind of the maximum we’re dealing with that they report.

Bill Zollars: You know, I’m not too familiar with what’s in the corporate expense bucket, but that – there’s an opportunity there. I don’t know if there’s anything else in that.

Tom Bergmann: Yes, I mean, the corporate expense bucket for us is primarily, as Bill referred to, is corporate overhead type of functions, as well as there’s a fair amount of IT work in that. You know, and that number last year was somewhere between, you know, around $35 to $40 million. So it’s an opportunity.

YELLOW ROADWAY CORPORATION

Moderator: Steve Bruffett

03-08-05/3:30 p.m. CT

Confirmation # 7574414

Male: Is there anything beyond that 35 million if you looked around that could be viewed as corporate or is all of the corporate kind of in that bucket there?

Tom Bergmann: I would group that as the corporate bucket as total.

Male: OK. And then, just one last question, what was noticeable to me on the org chart, was that there were no USF people in that chart. Where do you start – at what level do you start to see the operating people that have the continue, you know, the continuity as you move as one company?

Bill	Zollars: Well all of the presidents of the operating companies are going to be there, and be leading those operating companies. So, you know, the level below Jim, will all be USF leadership. And right now, I’m trying to trick Tom into staying with us long term but I haven’t been able to trick him yet. So that’s a work in progress.

Male: And is there some incentive structure to make sure those people stay in, or what’s the …

Bill	Zollars: Yes, we do have retention bonuses in place, and we also are developing incentives that would pay out as they attain the synergies that we have in the plan and exceed those. So we’re going to be able to hang on to all of the leadership there, and also get them kind of lashed to the mast, with the rest of us on synergy attainment.

Male: And I know I said the last question, but really the last question. Last time you did the merger, there was a little bit of a surprise a couple of quarters later, when it turned…

Bill Zollars: I don’t remember that.

YELLOW ROADWAY CORPORATION

Moderator: Steven Bruffet

03-08-05/3:30 p.m. CT

Confirmation #7574414

Male: When it turned out what you thought were certain numbers that you looked at didn’t really add up the way you thought they would come out. Are you very comfortable at this point? I asked this call on the call a couple of weeks ago.

Bill Zollars: Right.

Male: But are you very comfortable with USF’s numbers at this point, that you’ve kind of kicked the tires, read them through, and there’s no real surprises?

Bill	Zollars: I’m comfortable.

Male:	OK. Thank you.

Bill	Zollars: You bet. Yes.

Male: Are you going to migrate USF to the yellow software platform, or are you going to leave them standalone on their own platform?

Bill	Zollars: Well, I think there are kind of two or three different pieces to that answer. One is, you know, from a server infrastructure, that kind of stuff, we probably don’t need more than one data center. Today, we’ve got one in Akron, and one in Kansas City, so probably we can use one of those two to actually post the technology.

Then, there are going to be pieces of technology that we’ll longer term, you know, bring the USF companies on to. And then, there will be some other technology that will just be unique to USF. But, yes, we can do that in a very thoughtful way. We don’t have to jam any technology together, try to integrate technology to make this thing work. Because the technology that USF is using

YELLOW ROADWAY CORPORATION

Moderator: Steven Bruffet

03-08-05/3:30 p.m. CT

Confirmation #7574414

today is pretty solid technology and they’re operating pretty effectively with it. Tom, do you want to want to talk about that technology a little bit?

Tom Bergmann: Yes, I would say again from a back office standpoint, I think there are some benefits to moving some of our back office platforms and IT over and getting the synergy opportunity there. But from an operating standpoint, we’ve had a major initiative underway for the last six months to move our western LTL carriers, on to the same version of one freight management system. So we’re nearing completion of that process. And again, that is very good technology, so we’re comfortable with that.

Over	time, we’ll have to take a look and see if there’s further opportunity to go to one common freight management system across all of the companies. But I would tell you that that would be years out.

Male: I wanted to ask two questions, one about cash flow generation this year, and next. Are there any elements to cash flow that are just not additive from last year to this year, by combining the two companies that – or would there be significant savings in working capital or inventories or fleet, et cetera, and I have a second question.

Bill Zollars: That was a multiple choice first question. I think that there’s going to be a little bit of catch up on the capital budget at USF, but it’s going to be kind of on the margin, so that will be a little bit of a use of cash. But we would also expect some synergy and capital – around cash management as well, and some leverage on purchasing. So those two will probably end up offsetting each other to a great extent.

Male:	So that would be pretty much additive.

Bill	Zollars: Yes, pretty much.

YELLOW ROADWAY CORPORATION

Moderator: Steven Bruffet

03-08-05/3:30 p.m. CT

Confirmation #7574414

Male: OK. And the second question is this, can you outline what your current short term borrowing rates are, and how you are – what your debt ratings are? And if, you know, once you tell us that, could you also say that if you achieved your goals, how much less in today’s market those carrying costs would be so we can understand the differences assuming the spreads don’t narrow.

Bill Zollars: Sure, let me have Don Barger address that question. He’s our CFO and he’s here somewhere. Here he is. Can we get a microphone down here to the front? Here we go.

Don Barger: The question what’s our short term borrowing costs right now, you can assume less than three percent. Again, we have an asset backed securitization facility that currently we are not using, but we do have a lot of liquidity from a short term standpoint. I’m sorry, what was the other question then?

Male: That if you achieve your financial goals, and the debt levels were brought down, in today’s market, how much less would your borrowing costs be?

Don Barger: Again, if we achieve our financial goals, we’ll be generating a lot of cash. I think, as you know, our pre payable debt, right now, is limited. So obviously with this transaction, we would expect to be able to pre pay all of that debt. And again, we anticipate very strong free cash flow over the next couple of years. And I don’t want to give you how long, but the point is we think the balance sheet will be back in roughly the current position, within say 12 to 18 months where it is today.

Male: Bill, you mentioned that you only needed 20 million of synergies to make the deal accretive. What is the base EBIT or earnings of US Freightways in that assumption? Is it what you earned in 2004? Or the 12 months prior to mid ‘05?

YELLOW ROADWAY CORPORATION

Moderator: Steven Bruffet

03-08-05/3:30 p.m. CT

Confirmation #7574414

Bill	Zollars: It’s the plan for ‘05.

Male:	Full year ‘05?

Bill	Zollars: Yes.

Male:	What is that? Is that plan in the range of estimates?

Bill	Zollars: I don’t think that’s public information, but that’s what it’s based on. Yes, go ahead.

Male: ((inaudible)) whenever you have to spend or ((inaudible)). And is there a time and issue there where you have to spend money to make money?

Bill Zollars: A little bit, but we’ve baked that in. So in the 40 million that we think we’ll get in the first year, that’s net of any expense or capital.

Male:	Is there a combined cap ex plan for the two?

Bill	Zollars: Not yet. Not yet.

Male:	For now, should we just take what we have for USF, take what we have for Yellow

Bill	Zollars: Yes, I think that’s probably the best thing to do at this point.

Male: Just as a follow up to that cap ex question, how significant is the catch up at USF? And where is the cap ex going?

Bill	Zollars: It’s going to be at the margin. I’m going to let Tom talk about that.

YELLOW ROADWAY CORPORATION

Moderator: Steven Bruffet

03-08-05/3:30 p.m. CT

Confirmation #7574414

Tom Bergmann: Yes, as I previously stated, we spent about $145 million in cap ex last year. For 2005 guidance, we plan to spend between $175 million to $200 million with the majority of that going into revenue producing equipment, tractors and trailers, mainly.

Male: You’ve had, I guess, a little of time, also to talk to customers at this point. There’s been some stuff out there that seems to indicate that there wouldn’t be much positive impact to your business from this combination. What’s your take on the ability to generate additional revenue from this deal?

Bill Zollars: Well I think in the short term, we’re assuming that there will be no revenue loss is what we assumed with Roadway, and it turned out to be the case. And we assume the same thing will happen here. But as we began to invest more into the businesses, you know, we’re convinced that they’ll grow faster. So I think as we start to put some new technology tools, some new best practices in place, that we can accelerate the growth of the USF companies.

Male: You indicated that you are confident that USF could compete in the one day delivery market. Could you go into more detail about the sources of that confidence, and outline the plans that you USF has to enable them to compete effectively?

Bill Zollars: Well let me turn that over to Tom. But first, let me say that I think that the performance of the USF companies has been solid. Their service is solid. The brands have a lot of equity. And I think with the added opportunity of some new tools that that will get even better as we go forward. But you might want to talk about the specifics.

Tom Bergmann: Yes, as we’ve talked about in the next day and two day market, which we do over 90 percent of our business, I think it’s about two thirds are in the overnight market, and then another almost 25 to 30 percent in the two market. So we’re already in the market we compete in, and we

YELLOW ROADWAY CORPORATION

Moderator: Steven Bruffet

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dominate. USF Holland, our core carrier in the LTL business has some of the best customer service records across the state. So, you know, our organization is really being focused on the customer and being customer driven. And given that focus, and given our service levels, we’re very comfortable that we’re competitive today. And then, just given the advantages that this merger is going to bring to help us become even better at targeting customers, and selecting markets, and becoming more effective in our pricing, we think it will be another advantage for us, and again, accelerate our growth as we go forward.

Greg	Burns: Talk about bottlenecks in the system. It sounds like US Freightways has a different cap ex profile than Yellow Roadway. I’m curious whether the regional markets are characterized by more of a bottleneck than perhaps the national markets.

Bill Zollars: Yes, I don’t know what you mean by bottleneck, Greg.

Greg	Burns: Well how much spare capacity does the national network have, versus how much spare capacity does the regional network have.

Bill	Zollars: Well this time of year we all have spare capacity. You know, it’s really a seasonal phenomena.

Greg	Burns: How about last year.

Bill	Zollars: You know, Yellow Roadway we’re pretty full during the peak season.

Tom Bergmann: Yes, you know, we ran in the latter half of the year between 85 and 90 percent capacity on average across the system. There are key gateway terminals that we have in our system that run at different levels of capacity. But it’s something that even in the core of the freight market

YELLOW ROADWAY CORPORATION

Moderator: Steven Bruffet

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last year, we were able to manage to, and still move freight through those key gateway terminals. So I don’t see that as an issue.

Greg Burns: I’m just trying to understand, because you’re increasing your cap ex budget by a third, and your cap ex budget is roughly flat. So should I read into that that he’s maxed out and you’ve got spare capacity?

Bill Zollars: No, I think it’s really two things. One is Yellow Roadway has a cradle to grave philosophy on equipment. So, you know, we bring in equipment, we use it for seven years on the road, and then we’ll move it in to the city for seven years. And then it’s usually pretty much gone. Regional companies tend to turn their equipment over more quickly. And then, I think, there was a period of time where there was a little bit of spotty investment in the fleet at USF, and a little bit of this is just catch up.

Tom Bergmann: Yes, I would view this as a one time catch up. We under invested in some of our equipment historically. And we also reinvested into technology and altered our cap spending in prior years. This is getting us back to where we need to be on a revenue and age of fleet standpoint.

Greg Burns: Great, thanks.

Male: Thank you. Bill, Tom, congratulations, first of all. It feels like so long since we’ve talked about labor negotiations, and unions, and things like that. But clearly, this is a very good transaction. You’re doing very well. You plan to be doing very well two years from now. How does this change the whole dynamic of the negotiation and managing the labor process since you’ve acquired two of the largest union companies in the industry?

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Moderator: Steven Bruffet

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Bill Zollars: Well I think the experience over the last few years with the IBT has been pretty solid. And I think it’s a function of the IBT realizing that we’re their best hope for growth in the transportation industry. We are now going to be the second largest employer of teamsters after UPS. So we are an opportunity for them to grow their membership. We, as I said earlier, added 2000 jobs at Yellow Roadway last year. I think the opportunity to bring together these companies gives us even more leverage in terms of growing the Teamster membership. And of course, that’s exactly what they’re interested in.

So I think the dynamics in the last few years have shifted dramatically. And we’ve built, I think, a much stronger relationship with the Teamsters. The meeting yesterday with Mr. Hoffa was actually described as good by the Teamsters, which is an adjective I haven’t heard from them in a while.

Any other questions? Well we appreciate you coming out on a lousy day to be with us. Steve is going to wrap this meeting up, but thanks again for joining us.

Steve Bruffett: Again, thanks to those of you who were able to join us here in person today. Apparently there was a technical difficulty which is why we’ve all been scurrying around in the back of the room. Those who accessed the Webcast over the Internet, apparently everything worked fine, but those who dialed in, hopefully you hung on and heard the last part of the presentation today. I wanted to let you know that the replay will be available as under the same replay number. You can also look to our special Internet site that was created just for this transaction which is www.transportationupdate.com for updates as well as information on how to listen to this presentation in its entirety. And with that, we wish you a good evening.

END